UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 16, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
On October 16, 2009, the FPL Group, Inc. ("FPL Group" or the "Company") board of directors (the “Board”) appointed Chris N. Froggatt, 52, as Vice President of the Company effective October 19, 2009, and in addition appointed Mr. Froggatt as Controller and Chief Accounting Officer of the Company effective on the day after the date on which the Company files its Annual Report on Form 10-K for the year ending December 31, 2009 (the "Effective Date").  On the Effective Date, Mr. Froggatt will become the Company’s principal accounting officer.  Prior to joining the Company, Mr. Froggatt had been the Vice President and Treasurer of Pinnacle West Capital Corporation (“Pinnacle West”), a public holding company, and of its major subsidiary, Arizona Public Service Company (“APS”), since December 2008.  Prior to that time, he was Vice President and Controller of APS (October 2002 – December 2008), Vice President and Controller of Pinnacle West (August 1999 – October 2002), Controller of Pinnacle West (July 1999 – August 1999) and Controller of APS (July 1997 – July 1999).  APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to much of the State of Arizona.  Pinnacle West’s other principal subsidiary is engaged in real estate development activities in the western United States.

Mr. Froggatt will receive a base salary for 2009 at an annual rate of $305,000, and a $100,000 signing bonus, which is subject to repayment if Mr. Froggatt voluntarily leaves the Company prior to the one-year anniversary of his employment date.  Mr. Froggatt will participate in (1) the Company’s Executive Annual Incentive Plan in 2009 with a target award equal to 35% of his annual rate of base salary (prorated for actual service in 2009), (2) the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”), with award terms materially consistent with the terms of similar awards for other executive officers, and (3) the Company's Supplemental Executive Retirement Plan as a "Class A" participant (with base salary and annual incentive compensation included when calculating benefits).  Mr. Froggatt will receive a sign-on restricted stock grant of 3,656 shares of FPL Group common stock under the LTIP, vesting one-third per year over three years, subject to the Company's attainment of a performance target established by the Compensation Committee.  It is anticipated that Mr. Froggatt will also receive equity grants under the LTIP at the same time as those grants are made to other executive officers in February 2010, including (1) options to purchase shares of the common stock with a target grant date value equal to approximately $25,000; (2) shares of restricted stock with a target grant date value equal to approximately $150,000, vesting one-third per year over three years subject to the Company's attainment of a performance target or targets established by the Compensation Committee; (3) performance shares for the three-year performance period beginning January 1, 2010, with a target grant date value equal to approximately $150,000; and (4) sign-on grants of performance shares for the one-year performance period beginning January 1, 2010, with a target grant date value equal to approximately $50,000 and for the two-year performance period beginning January 1, 2010, with a target grant date value equal to approximately $100,000.  Mr. Froggatt will be eligible to receive the Company’s standard relocation benefits (subject to repayment if Mr. Froggatt voluntarily leaves the Company prior to the one-year anniversary of his employment date), a temporary housing supplement of $15,000 and other benefits and perquisites generally available to executive officers.  The terms of the Executive Annual Incentive Plan, the LTIP, the Supplemental Executive Retirement Plan, and other benefits and perquisites generally available to the Company’s executive officers are described in the Company’s proxy statement dated April 6, 2009.

(b)
On October 16, 2009, K. Michael Davis, the Company’s principal accounting officer, advised the Company that he plans to retire at an unspecified date.  As a result, he will relinquish the titles of Controller and Chief Accounting Officer of the Company on the Effective Date.  Mr. Davis will continue to serve as Vice President, Accounting & Chief Accounting Officer of the Company’s subsidiary, Florida Power & Light Company (“FPL”), until succession plans for that position are finalized.

(d)
On October 16, 2009, the Board increased its size from twelve members to thirteen members and appointed William H. Swanson, the chairman and chief executive officer of Raytheon Company, to the Board to fill the newly created directorship.  As of the date of this report, the Board has not appointed Mr. Swanson to any Board committees.  Mr. Swanson will receive compensation for his service as a director consistent with that provided to the other non-employee directors of the Company, as described in the Company’s proxy statement dated April 6, 2009.  In addition, as a new director, Mr. Swanson was granted 400 shares of FPL Group restricted stock under the FPL Group, Inc. 2007 Non-Employee Directors Stock Plan.  These shares are not transferable until Mr. Swanson ceases to be a member of the Board and are subject to forfeiture if he ceases to be a member of the Board within five years of his initial election, other than by reason of death or disability.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2009, the Board adopted two amendments to FPL Group's Bylaws, effective on the adoption date.  The amendments relate to the following:

(1)
The Bylaws, prior to amendment, provided that meetings of the Board were to be presided over by the chairman of the board or, in his absence, the president.  The amendment adds the lead director (if such a position has been established by the Board) and, in place of the president, the chief executive officer, to the list of persons who may preside over meetings of the Board in the absence of the chairman of the board.

(2)
The Bylaws, prior to amendment, did not specify who could call meetings of committees of the Board.  The amendment provides that regular meetings of committees shall be held on the schedule approved by the Board and special meetings of committees may be called by the chairman of the board, the chairman of the committee or any two members of the committee.

A copy of the text of the foregoing amendments to the Bylaws is filed with this report as Exhibit 3 and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description

3	Amendments to the FPL Group, Inc. Bylaws dated October 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.

(Registrant)

Date:  October 20, 2009

CHARLES E. SIEVING
Charles E. Sieving
Executive Vice President & General Counsel of FPL Group, Inc.